Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2012 FINANCIAL RESULTS

SECOND QUARTER 2012 Consolidated Highlights		Segment Highlights
•	Total revenue increased 16.8% to $697.7 million	•	Domestic rental and management segment revenue increased 11.4% to $473.4 million
•	Operating income increased 19.8% to $270.5 million	•	International rental and management segment revenue increased 31.4% to $208.9 million
•	Cash provided by operating activities increased 31.0% to $360.9 million	•	Network development services segment revenue was $15.5 million
FIRST HALF 2012 Consolidated Highlights		Segment Highlights
•	Total revenue increased 20.2% to $1,394.3 million	•	Domestic rental and management segment revenue increased 14.0% to $960.5 million
•	Operating income increased 22.7% to $544.9 million	•	International rental and management segment revenue increased 40.9% to $405.8 million
•	Cash provided by operating activities increased 36.4% to $762.9 million	•	Network development services segment revenue was $28.0 million

Boston, Massachusetts – August 1, 2012: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended June 30, 2012.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “During the second quarter, we continued to translate strong global wireless trends into solid performance. We added substantial new lease and amendment business in both the U.S. and across our global markets, and for the first time in our company’s history, our international segment generated higher commenced new business than our domestic segment.

As a result, we delivered Core Growth that was ahead of internal expectations in all of our key business metrics, including 23% growth in rental revenue and 24% growth in Adjusted EBITDA. Our expectations for the full year are that disciplined cost management and outperformance in our core business will exceed potential headwinds from foreign currency fluctuations, and we are therefore maintaining our full year 2012 outlook for rental revenue and raising outlook for Adjusted EBITDA and AFFO.”

SECOND QUARTER 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended June 30, 2012 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2011).

Total revenue increased 16.8% to $697.7 million and total rental and management revenue increased 16.9% to $682.3 million. Total rental and management Gross Margin increased 17.6% to $521.0 million. Total selling, general, administrative and development expense was $76.8 million, including approximately $13.1 million of stock-based compensation expense. Adjusted EBITDA increased 19.7% to $465.6 million, and the Adjusted EBITDA Margin was 67%.

The Company’s second quarter 2012 results include the reversal of approximately $4.9 million of revenue reserves and approximately $3.8 million of bad debt expense reserves, attributable to one of the Company’s tenants in Mexico.

Total rental and management revenue Core Growth was approximately 22.7%, and Core Growth in Adjusted EBITDA was approximately 24.1%. Please refer to the selected statement of operations detail on page 14, which highlights the items affecting the Core Growth percentages.

Operating income increased 19.8% to $270.5 million. During the quarter, the Company recognized unrealized non-cash losses of $114.9 million associated with fluctuations in foreign currency exchange rates related to intercompany loans and similar unaffiliated balances. In addition, the Company recorded $47.6 million related to a valuation allowance attributable to net operating losses generated by its international rental and management segment. As a result, net income attributable to American Tower Corporation decreased 58.2% to $48.2 million and net income attributable to American Tower Corporation per basic and diluted common share both decreased 58.6% to $0.12.

Adjusted Funds From Operations (AFFO) increased 14.3% to $300.5 million, and AFFO per Share increased 13.6% to $0.75. Core Growth in AFFO was approximately 23.4%.

Cash provided by operating activities increased 31.0% to $360.9 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 11.4% to $473.4 million, which represented 68% of total revenues. In addition, domestic rental and management segment Gross Margin increased 14.2% to $385.3 million, while domestic rental and management segment Operating Profit increased 14.0% to $364.2 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 31.4% to $208.9 million, which represented 30% of total revenues. International rental and management segment pass-through revenues increased 38.9% to $55.3 million. In addition, international rental and management segment Gross Margin increased 28.3% to $135.7 million, while international rental and management segment Operating Profit increased 37.9% to $116.2 million. International rental and management segment Operating Profit Margin was 56% (76%, excluding the impact of $55.3 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $15.5 million, which represented 2% of total revenues. Network development services segment Gross Margin was $8.4 million, and network development services segment Operating Profit was $6.5 million. Network development services segment Operating Profit Margin was 42%.

FIRST HALF 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the six months ended June 30, 2012 (unless otherwise indicated, all comparative information is presented against the six months ended June 30, 2011).

Total revenue increased 20.2% to $1,394.3 million and total rental and management revenue increased 20.9% to $1,366.3 million. Total rental and management Gross Margin increased 20.8% to $1,045.0 million. Total selling, general, administrative and development expense was $156.4 million, including approximately $25.7 million of stock-based compensation expense. Adjusted EBITDA increased 21.1% to $928.2 million, and the Adjusted EBITDA Margin was 67%.

Total rental and management revenue Core Growth was approximately 23.6%, and Core Growth in Adjusted EBITDA was approximately 23.3%. Please refer to the selected statement of operations detail on page 14, which highlights the items affecting the Core Growth percentages.

Operating income increased 22.7% to $544.9 million, net income attributable to American Tower Corporation increased 30.2% to $269.5 million, and net income attributable to American Tower Corporation per basic and diluted common share both increased 30.8% to $0.68.

AFFO increased 19.8% to $624.4 million, and AFFO per Share increased 20.8% to $1.57. Core Growth in AFFO was approximately 22.2%.

Cash provided by operating activities increased 36.4% to $762.9 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 14.0% to $960.5 million, which represented 69% of total revenues. In addition, domestic rental and management segment Gross Margin increased 16.0% to $779.4 million, while domestic rental and management segment Operating Profit increased 16.2% to $738.9 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 40.9% to $405.8 million, which represented 29% of total revenues. International rental and management segment pass-through revenues increased 42.5% to $104.0 million. In addition, international rental and management segment Gross Margin increased 37.2% to $265.6 million, while international rental and management segment Operating Profit increased 43.7% to $222.3 million. International rental and management segment Operating Profit Margin was 55% (74%, excluding the impact of $104.0 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $28.0 million, which represented 2% of total revenues. Network development services segment Gross Margin was $13.9 million, and network development services segment Operating Profit was $11.6 million. Network development services segment Operating Profit Margin was 42%.

Please refer to Non-GAAP and Defined Financial Measures on pages 6 and 7 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 12 through 16.

INVESTING AND FINANCING OVERVIEW

Cash Paid for Capital Expenditures – During the second quarter of 2012, total capital expenditures of $105.4 million included $49.5 million for capital projects, including the construction of 64 communications sites domestically and 500 towers internationally and the installation of 94 shared generators domestically; $12.5 million to purchase land under the Company’s communications sites; $18.1 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $25.2 million for capital improvements and corporate capital expenditures.

During the first half of 2012, total capital expenditures of $226.4 million included $113.3 million for capital projects, including the construction of 93 communications sites domestically and 1,097 towers internationally and the installation of 203 shared generators domestically; $27.2 million to purchase land under the Company’s communications sites; $40.9 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $45.0 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the second quarter of 2012, the Company spent $373.5 million on acquisitions, which consisted of the purchase of 45 domestic towers and 1,120 international towers and amounts due for previously closed acquisitions. During the second quarter of 2012, the Company closed and paid for the following international towers, pursuant to previously announced agreements: 29 towers in Colombia, 129 towers in Mexico and 962 towers in Uganda. In addition, at the end of the quarter, the Company acquired 700 towers in Brazil, which were funded subsequent to the second quarter of 2012.

During the first half of 2012, the Company spent $532.9 million on acquisitions, which consisted of the purchase of 80 domestic towers, 1,920 international towers and amounts due for acquisitions that closed in December of 2011.

Stock Repurchase Program – During the second quarter of 2012, the Company repurchased a total of approximately 0.1 million shares of its common stock for approximately $5.9 million pursuant to its stock repurchase program. Between July 1, 2012 and July 20, 2012, the Company repurchased approximately 17,900 additional shares of its common stock for an aggregate of approximately $1.3 million.

During the first half of 2012, the Company repurchased a total of approximately 0.2 million shares of its common stock for approximately $10.8 million pursuant to its stock repurchase program.

Distributions – On July 18, 2012, the Company paid its second regular distribution to stockholders of record at the close of business on July 2, 2012 of $0.22 per share, or an aggregate of approximately $86.9 million.

During the first half of 2012, the Company declared an aggregate distribution of $0.43 per share, or approximately $169.8 million payable to its stockholders of record. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Leverage – For the quarter ended June 30, 2012, the Company’s net leverage ratio was approximately 3.7x net debt (total debt less cash and cash equivalents) to second quarter 2012 annualized Adjusted EBITDA.

Liquidity – As of June 30, 2012, the Company had approximately $2.5 billion of total liquidity, comprised of approximately $481.9 million in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $2.0 billion under its two revolving credit facilities, net of any outstanding letters of credit.

FULL YEAR 2012 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of August 1, 2012. Actual results may differ materially from these estimates as a result of various factors and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2012: (a) 2.00 Brazilian Reais; (b) 500.00 Chilean Pesos; (c) 1,800.00 Colombian Pesos; (d) 1.90 Ghanaian Cedi; (e) 55.00 Indian Rupees; (f) 13.50 Mexican Pesos; (g) 2.70 Peruvian Soles; (h) 8.20 South African Rand; and (i) 2,500.00 Ugandan Schillings.

($ in millions) (Totals may not add due to rounding.)	Full Year 2012			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$2,745	to	$2,795	16.1%	20.4%
Adjusted EBITDA (1)	1,810	to	1,850	14.7%	18.8%
Adjusted Funds From Operations (1)	1,185	to	1,207	13.3%	17.0%
Net Income	535	to	555	42.7%	N/A

(1)	See Non-GAAP and Defined Financial Measures below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $1,910 million; and (2) international rental and management segment revenue of $860 million, which includes approximately $220 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding.)	Total Rental and Management Revenue	Adjusted EBITDA	AFFO(1)
Outlook midpoint Core Growth	20.4%	18.8%	17.0%
Estimated impact of fluctuations in foreign currency exchange rates	(3.9)%	(3.2)%	(3.5)%
Impact of straight-line revenue and expense recognition	(0.9)%	(1.3)%	—
Impact of significant one-time items	0.5%	0.4%	(0.1)%

Outlook midpoint growth	16.1%	14.7%	13.3%

(1)	Core Growth in AFFO reflects approximately $20 million of one-time start-up capital improvement capital expenditures related to our joint ventures in Colombia, Ghana and Uganda, which is partially offset by approximately $12.4 million, attributable to a tax refund received in the first quarter of 2012.

Outlook for Capital Expenditures: ($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Capital improvement	$75	to	$85
Corporate	15	-	15
Redevelopment	75	to	85
Ground lease purchases	70	to	80
Discretionary capital projects (1)	265	to	335

Total	$500	to	$600

(1)	Includes the construction of approximately 1,800 to 2,200 new communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:
($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Net income	$535	to	$555
Interest expense	395	to	400
Depreciation, amortization and accretion	660	to	670
Stock-based compensation expense	53	to	55
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments, other (income) expense and income tax provision (benefit)	167	to	170

Adjusted EBITDA	$1,810	to	$1,850

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:
($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Net income	$535	to	$555
Straight-line revenue	(148)	-	(148)
Straight-line expense	36	-	36
Depreciation, amortization and accretion	660	to	670
Stock-based compensation expense	53	to	55
Non-cash portion of tax provision	28	-	28
Other, including other operating expenses, interest expense, amortization of deferred financing costs, debt discounts and capitalized interest, loss on retirement of long-term obligations and other (income) expense	111	-	111
Capital improvement capital expenditures	(75)	to	(85)
Corporate capital expenditures	(15)	-	(15)

Adjusted Funds From Operations	$1,185	to	$1,207

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the second quarter ended June 30, 2012 and its outlook for the full year 2012. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 11328188

When available, a replay of the call can be accessed until 11:59 p.m. ET on August 15, 2012. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 11328188

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates over 49,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. As a result of significant non-cash changes to the carrying amount of our long-term deferred income tax assets, as reflected in the income tax provision, the Company has adjusted its definition of Adjusted Funds From Operations to reflect cash taxes paid. The Company believes that this revised methodology more accurately reflects the ongoing cash obligation of the Company’s current income tax liabilities.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Funds From Operations as net income before real estate related depreciation, amortization and accretion. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line revenue and expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and capitalized interest, other (income) expense, loss on retirement of long-term obligations, other operating (income) expense, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. Funds From Operations for the three and six months ended June 30, 2011 are presented on a pro forma basis and reflect adjustments for income tax provision as if the REIT conversion had occurred on January 1, 2011. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2012 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds available; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions; (7) failure to make required distributions would subject us to federal corporate income tax, which may limit our ability to fund these distributions using cash generated through our taxable REIT subsidiaries (TRSs); (8) certain of our business activities will be subject to corporate level income tax and foreign taxes, which will reduce our cash flows, and we will have potential deferred and contingent tax liabilities; (9) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (10) our extensive use of TRSs, in particular for our international operations, may cause us to fail to qualify as a REIT; (11) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) a substantial portion of our revenue is derived from a small number of tenants; (14) due to the long-term expectations of revenue growth from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and satisfy our REIT distribution requirements; (17) our leverage and debt service obligations may materially and adversely affect us; (18) restrictive covenants in the loan agreements related to our Securitization, the loan agreements for the credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (19) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (20) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (21) we may incur goodwill and other intangible impairment charges which may require us to record a significant charge to earnings; (22) we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy debt service obligations; (23) distributions payable by REITs generally do not qualify for reduced tax rates; (24) we could have liability under environmental and occupational safety and health laws; (25) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; and (26) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the three months ended March 31, 2012. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	December 31, 2011(1)
ASSETS:
Current assets:
Cash and cash equivalents	$481,937	$330,191
Restricted cash	38,760	42,770
Short-term investments and available-for-sale securities	29,492	22,270
Accounts receivable, net	99,181	100,792
Prepaid and other current assets	240,653	254,750
Deferred income taxes	28,986	29,596

Total current assets	919,009	780,369

Property and equipment, net	5,079,729	4,894,205
Goodwill	2,714,718	2,670,342
Other intangible assets, net	2,569,999	2,511,380
Deferred income taxes	213,779	206,711
Deferred rent asset	687,497	609,529
Notes receivable and other long-term assets	524,628	557,278

Total	$12,709,359	$12,229,814

LIABILITIES:
Current liabilities:
Accounts payable	$201,386	$216,448
Accrued expenses	325,056	304,208
Distributions payable	86,994	—
Accrued interest	73,776	65,729
Current portion of long-term obligations	127,867	101,816
Unearned revenue	91,414	92,708

Total current liabilities	906,493	780,909

Long-term obligations	7,337,552	7,134,492
Asset retirement obligations	379,358	344,180
Other long-term liabilities	599,766	560,091

Total liabilities	9,223,169	8,819,672

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,952	3,936
Additional paid-in capital	4,946,255	4,903,800
Distributions in excess of earnings	(1,378,518)	(1,477,899)
Accumulated other comprehensive loss	(203,303)	(142,617)
Treasury Stock(2)	(10,838)	—

Total American Tower Corporation equity	3,357,548	3,287,220
Non-controlling interest	128,642	122,922

Total equity	3,486,190	3,410,142

Total	$12,709,359	$12,229,814

(1)	December 31, 2011 balances have been revised to reflect purchase accounting measurement period adjustments.
(2)	As part of the Company’s reorganization to qualify as a REIT for federal income tax purposes, effective December 31, 2011, the Company completed the merger with its predecessor, as approved by the Company’s stockholders in November 2011. At the time of the merger, each share of Class A common stock of American Tower held in treasury at December 31, 2011 ceased to be outstanding, and a corresponding adjustment was recorded to additional paid-in capital and common stock.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Rental and management	$682,262	$583,839	$1,366,252	$1,130,494
Network development services	15,472	13,396	27,999	29,436

Total operating revenues	697,734	597,235	1,394,251	1,159,930

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $202, $0, $399 and $0, respectively)	165,060	144,330	328,784	272,189
Network development services (including stock-based compensation expense of $240, $0, $504 and $0, respectively)	7,324	6,747	14,585	14,216
Depreciation, amortization and accretion	172,072	138,558	321,727	269,789
Selling, general, administrative and development expense (including stock-based compensation expense of $13,109, $11,687, $25,693 and $24,045, respectively)	76,848	72,321	156,432	138,453
Other operating expenses	5,944	9,490	27,791	21,194

Total operating expenses	427,248	371,446	849,319	715,841

OPERATING INCOME	270,486	225,789	544,932	444,089

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,586	3,590	7,129	7,089
Interest income	2,283	2,711	4,536	5,015
Interest expense	(100,233)	(74,512)	(195,350)	(148,939)
Loss on retirement of long-term obligations	—	—	(398)	—
Other (expense) income (including unrealized foreign currency (losses) gains of $(114,876), $27,460, $(59,038) and $43,638, respectively)	(118,623)	21,459	(65,762)	35,166

Total other expense	(212,987)	(46,752)	(249,845)	(101,669)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	57,499	179,037	295,087	342,420
Income tax provision	(23,815)	(65,877)	(51,063)	(137,300)
Income on equity method investments	5	11	23	12

NET INCOME	33,689	113,171	244,047	205,132
Net loss attributable to non-controlling interest	14,520	2,040	25,468	1,921

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$48,209	$115,211	$269,515	$207,053

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.12	$0.29	$0.68	$0.52

Diluted net income attributable to American Tower Corporation	$0.12	$0.29	$0.68	$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	394,743	396,599	394,314	397,180

DILUTED	398,811	400,250	398,750	401,199

DISTRIBUTIONS DECLARED PER SHARE	$0.22	$—	$0.43	$—

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$244,047	$205,132
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	26,596	24,045
Depreciation, amortization and accretion	321,727	269,789
Other non-cash items reflected in statements of operations	112,660	101,783
Increase in net deferred rent asset	(59,590)	(45,057)
Decrease in restricted cash	4,083	272
Decrease (increase) in assets	33,478	(26,913)
Increase in liabilities	79,874	30,287

Cash provided by operating activities	762,875	559,338

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(226,402)	(236,580)
Payments for acquisitions, net of cash acquired	(532,860)	(892,554)
Proceeds from sale of short-term investments, available-for-sale securities and other long-term assets	192,977	60,882
Payments for short-term investments	(198,174)	(14,158)
Deposits, restricted cash, investments and other	(2,450)	25,123

Cash used for investing activities	(766,909)	(1,057,287)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	17,127	101,129
Borrowings under credit facilities	1,325,000	100,000
Proceeds from issuance of senior notes	698,670	—
Proceeds from term loan credit facility	750,000	—
Proceeds from other long-term borrowings	77,699	30,241
Repayments of notes payable, credit facilities and capital leases	(2,652,458)	(127,559)
Contributions from non-controlling interest holders, net	46,476	—
Purchases of common stock	(27,177)	(231,583)
Proceeds from stock options	31,134	40,228
Distributions	(82,881)	—
Deferred financing costs and other financing activities	(13,300)	30,164

Cash provided by (used for) financing activities	170,290	(57,380)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(14,510)	3,908

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	151,746	(551,421)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	330,191	883,963

CASH AND CASH EQUIVALENTS, END OF PERIOD	$481,937	$332,542

NET CASH PAID FOR INCOME TAXES	$12,776	$28,295

CASH PAID FOR INTEREST	$171,661	$121,420

UNAUDITED RESULTS OF OPERATIONS, BY SEGMENT

(In thousands, except where noted)

Three Months Ended, June 30, 2012
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$473,411	$208,851	$682,262	$15,472	$697,734
Segment operating expenses (1)	88,113	76,745	164,858	7,084	171,942
Interest income, TV Azteca, net	—	3,586	3,586	—	3,586

Segment Gross Margin	385,298	135,692	520,990	8,388	529,378

Segment selling, general, administrative and development expense (1)	21,097	19,481	40,578	1,925	42,503

Segment Operating Profit	$364,201	$116,211	$480,412	$6,463	$486,875

Segment Operating Profit Margin	77%	56%	70%	42%	70%

Three Months Ended, June 30, 2011
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$424,906	$158,933	$583,839	$13,396	$597,235
Segment operating expenses	87,598	56,732	144,330	6,747	151,077
Interest income, TV Azteca, net	—	3,590	3,590	—	3,590

Segment Gross Margin	337,308	105,791	443,099	6,649	449,748

Segment selling, general, administrative and development expense (1)	17,833	21,517	39,350	1,549	40,899

Segment Operating Profit	$319,475	$84,274	$403,749	$5,100	$408,849

Segment Operating Profit Margin	75%	53%	69%	38%	68%

Six Months Ended, June 30, 2012
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$960,473	$405,779	$1,366,252	$27,999	$1,394,251
Segment operating expenses (1)	181,116	147,269	328,385	14,081	342,466
Interest income, TV Azteca, net	—	7,129	7,129	—	7,129

Segment Gross Margin	779,357	265,639	1,044,996	13,918	1,058,914

Segment selling, general, administrative and development expense (1)	40,497	43,376	83,873	2,283	86,156

Segment Operating Profit	$738,860	$222,263	$961,123	$11,635	$972,758

Segment Operating Profit Margin	77%	55%	70%	42%	70%

Six Months Ended, June 30, 2011
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$842,532	$287,962	$1,130,494	$29,436	$1,159,930
Segment operating expenses	170,780	101,409	272,189	14,216	286,405
Interest income, TV Azteca, net	—	7,089	7,089	—	7,089

Segment Gross Margin	671,752	193,642	865,394	15,220	880,614

Segment selling, general, administrative and development expense (1)	36,012	38,978	74,990	3,212	78,202

Segment Operating Profit	$635,740	$154,664	$790,404	$12,008	$802,412

Segment Operating Profit Margin	75%	54%	70%	41%	69%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	June 30, 2012
2011 Credit Facility	$—
2012 Credit Facility	—
2012 Term Loan	750,000
4.625% Senior Notes due 2015	599,563
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,363
7.250% Senior Notes due 2019	296,047
5.05% Senior Notes due 2020	699,295
5.900% Senior Notes due 2021	499,329
4.700% Senior Notes due 2022	698,706

Total unsecured debt at American Tower Corporation	$5,042,303

Commercial Mortgage Pass-Through Certificates, Series 2007-1	1,750,000
Unison Notes (1)	208,065
South African Facility (2)	84,148
Colombian short-term credit facility (2)	79,090
Colombian bridge loans (2)	46,320
Colombian loan (3)	13,192
Ghana loan (3)	130,951
Uganda loan (3)	61,023
Other debt, including capital leases	50,327

Total secured, subsidiary or other debt	$2,423,116

Total debt	$7,465,419

Cash and cash equivalents	481,937

Net debt (Total debt less cash and cash equivalents)	$6,983,482

(1)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(2)	Denominated in local currency.
(3)	Denominated in USD.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended June 30, 2012
Total debt	$7,465,419
Cash and cash equivalents	481,937

Numerator: net debt (total debt less cash and cash equivalents)	$6,983,482

Adjusted EBITDA	$465,639
Denominator: annualized Adjusted EBITDA	1,862,556

Net leverage ratio	3.7x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions of shares)	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Total common shares, beginning of period	394.6	393.6
Common shares repurchased	(0.1)	(0.2)
Common shares issued	0.5	1.6

Total common shares outstanding, end of period (1)	395.0	395.0

(1)	As of June 30, 2012, excludes (a) 3.8 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $36.13 per share, (b) 2.8 million potentially dilutive shares associated with unvested stock options, and (c) 2.0 million potentially dilutive shares associated with unvested restricted stock units.

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Total rental and management operations straight-line revenue	$39,056	$30,470	$77,559	$60,313
Total rental and management operations straight-line expense	8,294	8,117	18,029	15,256

	Three Months Ended June 30,		Six Months Ended June 30,
Selling, general, administrative and development expense breakout:	2012	2011	2012	2011
Total rental and management overhead	$40,578	$39,350	$83,873	$74,990
Network development services segment overhead	1,925	1,549	2,283	3,212
Corporate and development expenses	21,236	19,735	44,583	36,206
Stock-based compensation expense	13,109	11,687	25,693	24,045

Total	$76,848	$72,321	$156,432	$138,453

	Three Months Ended June 30,		Six Months Ended June 30,
International pass-through revenue detail:	2012	2011	2012	2011
Pass-through revenue	$55,344	$39,846	$103,970	$72,983

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
Payments for purchase of property and equipment and construction activities:	2012	2011	2012	2011
Discretionary capital projects	$49,533	$75,205	$113,271	$132,035
Discretionary ground lease purchases	12,475	28,024	27,189	48,554
Redevelopment	18,143	15,164	40,955	22,869
Capital improvements	20,505	14,208	36,061	24,364
Corporate	4,714	6,078	8,926	8,759

Total	$105,370	$138,679	$226,402	$236,580

UNAUDITED SELECTED FINANCIAL INFORMATION

(Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended June 30, 2012	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	22.7%	24.1%	23.4%
Estimated impact of fluctuations in foreign currency exchange rates	(6.3)%	(5.3)%	(6.8)%
Impact of straight-line revenue recognition	0.5%	0.9%	—
Impact of material one-time items	—	—	(2.3)%

Reported growth	16.9%	19.7%	14.3%

Six Months Ended June 30, 2012	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	23.6%	23.3%	22.2%
Estimated impact of fluctuations in foreign currency exchange rates	(4.3)%	(3.5)%	(4.4)%
Impact of straight-line revenue recognition	0.4%	0.6%	—
Impact of material one-time items	1.2%	0.7%	2.0%

Reported growth	20.9%	21.1%	19.8%

SELECTED PORTFOLIO DETAIL - OWNED SITES:

Tower Count(1):

	As of March 31, 2012	Constructed	Acquired	Adjustments	As of June 30, 2012
United States(2)	21,488	63	45	(4)	21,592
Brazil	3,357	38	700	—	4,095
Chile	1,168	12	—	—	1,180
Colombia	2,677	—	29	—	2,706
Ghana	1,875	19	—	1	1,895
India	9,301	416	—	—	9,717
Mexico(3)	5,076	15	129	(4)	5,216
Peru	475	—	—	—	475
South Africa	1,365	—	—	—	1,365
Uganda	—	—	962	—	962

Total	46,782	563	1,865	(7)	49,203

(1)	Excludes In-Building and Outdoor Distributed Antenna System Networks.
(2)	United States tower count includes 274 broadcast towers.
(3)	Mexico tower count includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$33,689	$113,171	$244,047	$205,132
Income from equity method investments	(5)	(11)	(23)	(12)
Income tax provision	23,815	65,877	51,063	137,300
Other expense (income)	118,623	(21,459)	65,762	(35,166)
Loss on retirement of long-term obligations	—	—	398	—
Interest expense	100,233	74,512	195,350	148,939
Interest income	(2,283)	(2,711)	(4,536)	(5,015)
Other operating expenses	5,944	9,490	27,791	21,194
Depreciation, amortization and accretion	172,072	138,558	321,727	269,789
Stock-based compensation expense	13,551	11,687	26,596	24,045

Adjusted EBITDA	$465,639	$389,114	$928,175	$766,206

Divided by total revenue	697,734	597,235	1,394,251	1,159,930

Adjusted EBITDA Margin	67%	65%	67%	66%

UNAUDITED REIT MEASURES AND RECONCILIATIONS TO GAAP MEASURES

(In thousands, except per share data. Totals may not add due to rounding.)

The reconciliation of net income to Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income	$33,689	$113,171	$244,047	$205,132
Adjustment for pro forma income tax provision (1)	—	54,187	—	114,979

Pro forma net income	33,689	167,358	244,047	320,111
Real estate related depreciation, amortization	152,194	119,025	285,026	233,233

Funds from operations	185,883	286,383	529,073	553,344

Straight-line revenue	(39,056)	(30,470)	(77,559)	(60,313)
Straight-line expense	8,294	8,117	18,029	15,256
Stock-based compensation expense	13,551	11,687	26,596	24,045
Non-cash portion of tax provision	10,142	(3,128)	38,287	(5,974)
Non-real estate related depreciation, amortization and accretion	19,878	19,533	36,701	36,556
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums	2,410	2,963	4,262	5,465
Other expense (income) (2)	118,623	(21,459)	65,762	(35,166)
Loss on retirement of long-term obligations	—	—	398	—
Other operating expense (3)	5,944	9,490	27,791	21,194
Capital improvement capital expenditure	(20,505)	(14,208)	(36,061)	(24,364)
Corporate capital expenditure	(4,714)	(6,078)	(8,926)	(8,759)

Adjusted Funds From Operations	$300,450	$262,830	$624,353	$521,284

Divided by weighted average diluted shares outstanding	398,811	400,250	398,750	401,199
Adjusted Funds From Operations per Share	$0.75	$0.66	$1.57	$1.30

(1)	Adjustment for June 30, 2011 assumes the REIT election occurred on January 1, 2011, and that as a result, income taxes would no longer be payable on certain of the Company’s activities. As a result, on a pro forma basis, income tax expense is lower by the amount of the adjustment. For more information, see Note (B) to Unaudited Pro Forma Consolidated Financial Statements in the Company’s Definitive Proxy Statement, filed with the SEC on October 11, 2011. The pro forma adjustment set forth in this footnote has been made solely for the purpose of this pro forma information. This information is not necessarily indicative of the financial position or operating results that would have been achieved had the REIT election been completed as of January 1, 2011, nor is it necessarily indicative of future financial position or operating results. It also does not reflect one-time transaction costs related to the REIT election and the potential immaterial effect of lower cash balances these transactions have on interest income, higher borrowing costs or foregone investment opportunities.
(2)	Primarily includes unrealized loss (gain) on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.